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                                EXHIBIT 2.02

                           AMENDMENT TO ARTICLES
                              OF INCORPORATION







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

                           ARTICLES OF AMENDMENT
                              By Shareholders
                                     of
                  International Business Development Ltd.

ARTICLE 1.is amended to read as follows:

                                 ARTICLE 1.
                               Corporate Name
                              ----------------

The name of the corporation is Novamex U.S.A. Ltd.


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The above amendment was adopted on June 22, 1998.

Shareholder action was required to adopt the amendment. The vote was as follows:

                                Number        Number        Number
     Class or     Number of     of votes      of            of
     series       shares        entitled      votes cast    votes cast
     of shares    outstanding   to be cast    for           against
     -----------  ------------  -----------   -----------   ------------
     Common       5,000,000     5,000,000     4,930,000     0
     Preferred    None


     Execution: /s/ Zig Lambo             Zig Lambo              Secretary
               -----------------          Printed Name           Title

Person to contact about this filing: Zig Lambo

Daytime phone number: 503-234-8860


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